Exhibit 10.13(b)

1st January 2002

KRATON POLYMERS LLC

ROGER P MORGAN

CONFIDENTIALITY, NON-COMPETITION

AND PROPRIETARY INFORMATION

AGREEMENT

    FRESHFIELDS BRUCKHAUS DERINGER

CONTENTS

Clause		Page

1.	DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	I

2.	CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	II

3.	OTHER INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	II

4.	RESTRAINT ON ACTIVITIES OF EMPLOYEE AND CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	II

5.	RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	III

6.	INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	IV

7.	MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	V

THIS AGREEMENT is made on 1st January 2002

BETWEEN

(1)	KRATON POLYMERS LLC, a company which has its registered office at One Rockefeller Plaza, 32nd Floor, New York, NY 10020 (the Company); and

(2)	ROGER P MORGAN of 19 Twickenham Road, Teddington, Middlesex, TW11 8AQ (the Employee)

IT IS AGREED as follows:-

WHEREAS

(A) The Employee has accepted an offer of employment with the Company;

(B) The Employee acknowledges and recognises the highly competitive nature of the business of the Company and its subsidiaries; and

(C) The Company required the Employee to enter into this Agreement as a condition to the Employee’s employment with the Company.

IT IS AGREED as follows:

DEFINITIONS

1. In this Agreement the following expressions shall have the following meanings:

Board means the board of representatives of the Company or a duly constituted committee of the board of representatives;

Competitive Business means the development, manufacture, license, sale or provision of products or services (i) that the Company or any Group Company is currently selling or manufacturing, licensing or providing, including without limitation styrenic block copolymers made by anionic polymerisation, (ii) that the Company or any Group Company subsequently sells, manufactures, licenses or provides at any time during the term of Employee’s employment with the Company (and continues to sell, manufacture, license or provide as of the relevant time) and (iii) that the Company or any Group Company currently has, or anytime prior to Employee’s termination of employment with the Company develops specific plans to sell, manufacture, license or provide; provided that for purposes of this definition the term Group Company shall not include any subsidiary or division of Ripplewood Chemical Holdings LLC, the value of which is excluded for purposes of determining distributions of cash and allocations of taxable income with respect to, or the value of the Class B and Class C Units granted to, or purchased by, the Employee under the Ripplewood Chemical

Management LLC Limited Liability Agreement and Investors Rights Agreement dated as of February 28, 2001 (the “LLC Agreement”) and any other Units of the LLC Agreement granted to, or purchased by, the Employee;

Employment means the Employee’s employment with the Company in accordance with the terms and conditions of the Employee’s offer of employment made to the Employee in the letter dated 1st January 2002;

Group Company means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company (with holding company and subsidiary having the meanings given to them by section 736 Companies Act 1985);

CONSIDERATION

1. In consideration for the Employee’s covenants in this Agreement, the Company has agreed to the Employment of the Employee;

OTHER INTERESTS

2.1 Subject to clause 2.2, during the Employment the Employee will not (without the Board’s prior written consent) be directly or in directly engaged, concerned or interested in any other business activity, trade or occupation, save for those charitable activities which the Employee is already engaged in at the date of this agreement (listed in annexure A hereto) provided that he is not remunerated in any way (other than to reclaim expenses) and such activities take place outside his working hours.

2.2 Notwithstanding clause 2.1, the Employee may hold for investment purposes an interest (as defined by Schedule 13 Companies Act 1985) of up to 3 per cent in nominal value or (in the case of securities not having a nominal value) in number or class of securities in any class of securities listed or dealt in a recognized stock exchange, provided that if the company which issued the securities is engaged in a Competitive Business the Employee is not the controlling person of such company or a member of a group of persons which controls such company.

RESTRAINT ON ACTIVITIES OF EMPLOYEE AND CONFIDENTIALITY

3.1 Save insofar as such information is already in the public domain the Employee will keep secret and will not at any time (whether during the Employment or thereafter) use for his own or another’s advantage, or reveal to any person, firm, company or organisation and shall use his best endeavours to prevent the publication or disclosure of any information which the Employee knows or ought reasonably to have known to be confidential, concerning the business or affairs of the Company or any other Group Company or any of its or their customers, including but not limited to customer information, development programmes, costs, marketing, trading,

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investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods and plans.

The restrictions in this clause shall not apply:

(a)	to any disclosure or use authorised by the Board or required by law or by the Employment;

(b)	so as to prevent the Employee from using his own personal skill in any business in which he may be lawfully engaged after the Employment is ended.

3.2 On termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Employee will immediately deliver to the Company all books, documents, papers, computer records, computer data, credit cards and any other property relating to the business of or belonging to the Company or any other Group Company which is in his possession or under his control. The Employee is not entitled to retain copies or reproductions of any documents, papers or computer records relating to the business of or belonging to the Company or any other Group Company;

RESTRICTIVE COVENANTS

4.1 For the purposes of clause 4 the term “Termination Date” shall mean the termination of the Employment howsoever caused (including, without limitation, termination by the Company which is in repudiatory breach of this agreement).

4.2 The Employee covenants with the Company (for itself and as trustee and agent for each other Group Company) that he shall not, whether directly or indirectly, on his own behalf or on behalf of or in conjunction with any other person, firm, company or other entity which is engaged in a Competitive Business:-

(a)	for the period of 12 months following the Termination Date, solicit or entice away or endeavour to solicit or entice away from the Company or any Group Company any person, firm, company or other entity who is, or was, in the 12 months immediately prior to the Termination Date, a client of the Company, any Group Company or, in relation to the elastomers business, was a client of Shell Oil Company, Shell Elastomers Inc. or Shell Petroleum NV and with whom the Employee had business dealings during the course of his employment in that 12 month period. Nothing in this clause 4.2(a) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company or any Group Company;

(b)

for the period of 12 months following the Termination Date, have any business dealings with any person, firm, company or other entity who is, or was, in the 12 months immediately prior to the Termination Date, a client of the Company or any Group Company or, in relation to the elastomers business, was a client

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of Shell Oil Company, Shell Elastomers Inc. or Shell Petroleum NV and with whom the Employee had business dealings during the course of his employment in that 12 month period. Nothing in this clause 4.2(b) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company or any Group Company;

(c)	for the period of 6 months following the Termination Date, carry on, set up, be employed, engaged or interested in a business anywhere in the world which is engaged in a Competitive Business in which the Employee was actively involved during the 12 month period immediately prior to the Termination Date. It is agreed that in the event that any such company ceases to be engaged in a Competitive Business this clause 4.2(c) shall, with effect from that date, cease to apply in respect of such company. Provided that the Employee shall not be prohibited by this clause 4.2(c) from rendering any services to any company that derives less than 10% of its revenues from a Competitive Business, if such services or employment relate solely to a business of the Company that is not competing with a Competitive Business.

4.3 The provisions of clause 4.2 shall not, at any time following the Termination Date, prevent the Employee from directly or indirectly holding shares or other capital not amounting to more than 3% of the total issued share capital of any company which is engaged in a Competitive Business listed on a recognised stock exchange if the Employee is not a controlling person of such company or a member of a group which controls such company.

4.4 The Employee Covenants, with the Company (for itself and as trustee and agent for each other Group Company) that he shall not, whether directly or indirectly, on his own behalf or on behalf of or in conjunction with any other person, firm, company or other entity for the period of 12 months following the Termination Date, solicit or entice away or endeavour to solicit or entice away any individual person who is employed or engaged by the Company or any Group Company either (a) as a director/representative or in a managerial or technical capacity; or (b) who is in possession of confidential information belonging to the Company and/or any Group Company and with whom the Employee had business dealings during the course of his employment in the 12 month period immediately prior to the Termination Date;

4.5 The Employee will, at the request and expense of the Company, enter into a separate agreement with any Group Company that the Company may require under the terms of which he will agree to be bound by restrictions corresponding to those contained in clauses 4.2(a) to (c) and 4.4 inclusive (or such as may be appropriate in the circumstances).

INTELLECTUAL PROPERTY

5. It shall be part of the Employee’s normal duties or other duties specifically assigned to him (whether or not during normal working hours and whether or not

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performed at the Employee’s normal place of work) at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any Group Company with which he is concerned or for which he is responsible might be improved and to originate designs (whether registrable or not) or patentable work or other work in which copyright may subsist. Accordingly:

(a)	the Employee shall forthwith disclose full details of the same in confidence to the Company and shall regard himself in relation thereto as a trustee for the Company;

(b)	all intellectual property rights in such designs or work shall vest absolutely in the Company which shall be entitled, so far as the law permits, to the exclusive use thereof;

(c)	notwithstanding (b) above, the Employee shall at any time assign to the Company the copyright (by way of assignment of copyright) and other intellectual property rights, if any, in respect of all works written originated conceived or made by the Employee (except only those works written originated conceived or made by the Employee wholly outside his normal working hours hereunder and wholly unconnected with his service hereunder) during the continuance of his employment hereunder; and

(d)	the Employee agrees and undertakes that at any time during or after the termination of his employment he will execute such deeds or documents and do all such acts and things as the Company may deem necessary or desirable to substantiate its rights in respect of the matters referred to above including for the purpose of obtaining letters patent or other privileges in all such countries as the Company may require.

MISCELLANEOUS

6.1 This Agreement, together with any other documents referred to in this Agreement, constitutes the entire agreement and understanding between the parties relating to the subject matter of this Agreement, and supersedes all other agreements both oral and in writing between the Company and the Employee (other than those expressly referred to herein). The Employee acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement.

6.2 Any notice to be given under this Agreement to the Employee may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays)

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next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

6.3 Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification or re-enactment thereof.

6.4 This Agreement is governed by, and shall be construed in accordance with, the laws of England.

SIGNED by	)
ROGER P MORGAN:	)	/s/ ROGER P MORGAN

SIGNED by	)
for and on behalf of	)	/s/ IAN SNOW
KRATON POLYMERS LLC:	)

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ANNEXURE A

Allowed Directorships (other than those of the Kraton Polymers LLC and its subsidiaries):

St. Albans at Teddington Lock Ltd.

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